Exhibit 99.1

HINES GLOBAL INCOME TRUST, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Hines Global Income Trust, Inc. (the “Company”), made the following acquisitions since January 1, 2017:

Property Name	Date of Acquisition	Net Purchase Price
Rookwood	January 6, 2017	$193.7 million
Montrose Student Residences	March 24, 2017	$40.6 million
Queen’s Court Student Residences	October 11, 2017	$65.3 million

The unaudited pro forma condensed consolidated statements of operations that follow assume that all 2017 acquisitions described above occurred on January 1, 2017. An unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2018 is not presented because the Company’s 2017 acquisitions were already reflected in the Company’s condensed consolidated statement of operations for the three months ended March 31, 2018. Additionally, an unaudited pro forma condensed balance sheet is not presented because the Company’s 2017 acquisitions were already reflected in the Company’s condensed consolidated balance sheet as of March 31, 2018.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s quarterly reports on Form 10-Q.

HINES GLOBAL INCOME TRUST, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017

	Year Ended December 31, 2017	Adjustments		Pro Forma
	(in thousands, except per share amounts)
Revenues:
Rental revenue	$58,824	$5,156	(a)	$63,980
Other revenue	900	3	(a)	903
Total revenues	59,724	5,159		64,883
Expenses:
Property operating expenses	9,663	1,229	(a)	10,892
Real property taxes	9,387	89	(a)	9,476
Property management fees	1,061	214	(b)	1,275
Depreciation and amortization	29,687	3,220	(a)	32,907
Acquisition related expenses	3,212	(3,212)	(c)	—
Asset management and acquisition fees	11,681	(6,841)	(d)	4,840
Performance participation allocation	251	—		251
General and administrative expenses	2,803	—		2,803
Total expenses	67,745	(5,301)		62,444
Income (loss) before other income (expenses)	(8,021)	10,460		2,439
Other income (expenses):
Gain (loss) on derivative instruments	(372)	—		(372)
Foreign currency gains (losses)	494	—		494
Interest expense	(9,453)	(3,926)	(e)	(13,379)
Interest income	83	6	(a)	89
Income (loss) before benefit (provision) for income taxes	(17,269)	6,540		(10,729)
Benefit (provision) for income taxes	83	(247)	(a)	(164)
Net income (loss)	(17,186)	6,293		(10,893)
Net (income) loss attributable to noncontrolling interests	(12)	—		(12)
Net income (loss) attributable to common stockholders	$(17,198)	$6,293		$(10,905)
Basic and diluted income (loss) per common share	$(0.48)	$—		$(0.30)
Weighted average number of common shares outstanding	35,808			35,808

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2017

(a)
To record the pro forma effect of the Company’s acquisitions of Rookwood, the Montrose Student Residences, and the Queen’s Court Student Residences based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2017. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms.

(b)
To record the pro forma effect of the property management fee owed to an affiliate of Hines Interests Limited Partnership (“Hines”), the Company’s sponsor, with respect to Rookwood, the Montrose Student Residences, and the Queen’s Court Student Residences, assuming that the acquisitions had occurred on January 1, 2017.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(d)
To eliminate the effect of the non-recurring acquisition fees recorded in relation to the Company’s acquisitions acquired prior to January 1, 2018. In addition, these adjustments reflect the pro forma effect of the asset management fee (0.75% annually based on the purchase price or most recent appraised value) owed to an affiliate of Hines (net of waivers), assuming the Company’s 2017 acquisitions had occurred on January 1, 2017.

(e)
To record the pro forma effect of interest expense assuming that the Company had borrowings of $56.0 million under its credit facility with Hines and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million related to the acquisition of Rookwood, to record the pro forma effect of interest expense assuming that the Company had approximately $24.4 million in permanent financing in place as of January 1, 2017 and borrowings of $7.0 million under its credit facility with Hines related to the acquisition of the Montrose Student Residences, and to record the pro forma effect of interest expense assuming that the Company had approximately $39.4 million in permanent financing in place as of January 1, 2017 and borrowings of $35.0 million under its credit facility with Hines related to the acquisition of the Queen’s Court Student Residences. The weighted average interest rate for all of the borrowings used to acquire Rookwood, the Montrose Student Residences, and the Queen’s Court Student Residences was 2.86%, 2.00%, and 2.81%, respectively, as of the dates of acquisition of each property. If interest rates were to increase by 1/8th of a percent, interest expense would increase by approximately $322,250.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) Investment Properties Acquired After January 1, 2017

Rookwood

On January 6, 2017, the Company, through two wholly-owned subsidiaries of its operating partnership, acquired Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”). Rookwood consists of 590,501 square feet that is, in the aggregate, 97% leased. The net purchase price for Rookwood was $193.7 million, exclusive of transaction costs and working capital reserves.

Montrose Student Residences

On March 24, 2017, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the Montrose Student Residences, a Class-A student housing asset located in Dublin, Ireland. The Montrose Student Residences, originally developed as a hotel in 1964, was completely renovated between 2013 and 2015 and converted into student housing. The Montrose Student Residences consist of 210 beds and is 100% leased. The net purchase price for the Montrose Student Residences was $40.6 million, exclusive of transaction costs and working capital reserves.

Queen’s Court Student Residences

On October 11, 2017, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the Queen’s Court Student Residences, a student housing property located in Reading, United Kingdom (“Queen’s Court”). Queen’s Court, originally built as an office building in 1985, was completely renovated in 2016 and converted into a student housing property. Queen’s Court consists of 395 beds and is 100% leased. The contract purchase price for Queen’s Court was $65.3 million, exclusive of transaction costs and working capital reserves.

The unaudited pro forma condensed consolidated statements of operations assume that all 2017 acquisitions described above occurred on January 1, 2017.